Exhibit 99.1

February 22, 2006

IMMEDIATE RELEASE: UPDATED
Contact: Melvin E. Meekins, Jr.
(410) 268-4554

Severn Bancorp, Inc. Announces 10% Stock Dividend

Severn Bancorp, Inc. (Nasdaq - SVBI) the parent company of Severn Savings Bank, FSB and Hyatt Commercial, today announced that its Board of Directors has declared a 10% stock dividend. The new shares will be distributed on April 11, 2006 to all shareholders of record as of March 28, 2006.
“The stock dividend is to reward our shareholders and to increase our market liquidity”, said Melvin E. Meekins, Jr., Executive Vice President of the company.
With over $840 million in assets, Severn Savings Bank, FSB is a community bank focused on residential and commercial mortgage lending in Anne Arundel County and, to a lesser extent, in other parts of Maryland, Delaware and Northern Virginia. The bank has three branch locations, at 1917 West Street in Annapolis, 413 Crain Highway in Glen Burnie and 3083 Solomon’s Island Road in Edgewater. Severn’s website is www.severnbank.com.
For additional information or questions, please contact Melvin E. Meekins, Jr., Executive Vice President or S. Scott Kirkley, Senior Vice President, Severn Bancorp, Inc. 1919A West Street, Annapolis, Maryland 21401, (410) 268-4554, e-mail: mmeekins@severn.hpwsb.com or skirkley@severn.hpwsb.com.

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